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                                                                    Exhibit 5(a)





                              September  16, 1998




(415) 393-8200                                                     C 97808-00005


Wells Fargo & Company
420 Montgomery Street
San Francisco, California 94163


        Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

        We have examined Post-Effective Amendment No. 1 to the registration statement on Form S-3, registration no. 333-10469 (the "Registration Statement"), filed by Wells Fargo & Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"") for the issuance and sale by the Company of it debt securities (the "Notes"), Preferred Stock, $5.00 par value ("Preferred Stock"), and/or Common Stock, $5.00 par value (together with the Preferred Stock, the "Offered Equity Securities" and, collectively with the Notes and Preferred Stock, the "Offered Securities") with a remaining public offering price of up to $2,575,000,000.

        In connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with its issuance and sale of Offered Securities. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as copies and the authenticity of the originals of such copied documents.

        On the basis of the foregoing and subject to the limitations, qualifications and expectations set forth below, we are of the opinion that, upon conclusion of the proceedings being taken or contemplated by us, as the Company's counsel, to be taken prior to the issuance of Offered Securities, and upon completion of the proceedings being taken in order to permit such transaction to be carried out in accordance with the securities laws of the various states where required, (i) the Offered Equity Securities, when issued and sold in the manner contemplated by

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Wells Fargo & Company

September 16, 1998
Page 2


the prospectus forming a part of the Registration Statement and/or any prospectus supplement in connection therewith, will be legally and validly issued, fully paid and non-assessable; and (ii) the Notes, when issued and sold in the manner described in the prospectus forming a part of the Registration Statement and/or any prospectus supplement in connection therewith, and the Indenture relating thereto, will be legally and validly issued, fully paid and binding obligations of the Company.

        Our opinion set forth above as it relates to the Notes is subject to the effect of (i) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (ii) general principles of equity that may limit the enforceability of any of the remedies, covenants or other provisions of the Notes and the Indenture relating thereto, and (iii) the application of principles of equity (regardless of whether enforcement is considered in proceeding at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally.

        We express no opinion as to (i) any provision of the Notes or the related Indenture regarding the remedies available to any person (A) to take action that is arbitrary, unreasonable or capricious or is taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under such Notes or Indenture, or (B) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the Company's ability to perform its material obligations under such Notes or Indenture; or (ii) any provision of the Notes or the related Indenture that may provide for interest on interest or penalty interest.

        The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for purposes of this opinion. Subject to the foregoing, this opinion is limited to Delaware and federal law.

        This opinion may not be quoted in whole or in part without our prior written consent.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name under the caption "Legal Matters" in the Registration Statement or any prospectus supplement and any amendment thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.


                                                Very truly yours,

                                                GIBSON, DUNN & CRUTCHER LLP